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                                                                Exhibit 10.27
                       GUARANTY
                  (UNLIMITED AMOUNT)



      This Guaranty is granted by the Guarantor to THE CHASE MANHATTAN BANK having an office located at One Chase Square, Rochester, New York ("Business Office"), and/or any of its subsidiaries and/or affiliates and wherever located (hereinafter with their respective successors and assigns, collectively or individually, as the context may require, referred to as "Chase").

      RECITALS. Pursuant to separate notes (the "notes"), Chase is providing up to 24 term loans aggregating up to $2.1 million (the "loans") to the
Directors and certain key employees (individually, a "Borrower" and collectively, the "Borrowers") of Home Properties of New York, Inc. ("Home Properties") to assist the Borrowers in financing their purchases of shares of the common stock of Home Properties under its Executive Stock Purchase and Loan Program (the "Program"); and Home Properties and its subsidiary, Home Properties of New York, L.P. ("Home Properties L.P.") (Home Properties and Home Properties L.P. are hereinafter collectively referred to as the "Guarantor", and the term "Guarantor" shall mean each Guarantor individually and both of them together) represents that, by assisting the Borrowers in financing such purchases and thereby acquiring a significant equity interest in Home
Properties,  it  expects  to  derive  advantage  from  each  and   every   such
accommodation.

      CONSIDERATION.   To induce Chase, at its option, at any time or from time
to time, to extend the above described loans, with or without security, to or for the accounts of the Borrowers, each Guarantor hereby agrees as follows:

      GUARANTY. The Guarantor (and if there is more than one Guarantor, jointly and severally) absolutely and unconditionally guarantees to Chase that each Borrower will promptly perform and observe every agreement and condition contained in any instrument, writing or arrangement relating to or the subject of the loan to each Borrower (a "Credit Arrangement") to be performed or observed by such Borrower, that all sums stated to be payable in, or which become payable under, any Credit Arrangement, will be promptly paid in full when due, whether at maturity or earlier by reason of acceleration or otherwise, together with interest and any and all legal and other costs and expenses paid or incurred in connection therewith by Chase (collectively, the "Guaranteed Obligations"), and, in case of one or more extensions of time of payment or renewals, in whole or in part, of any Credit Arrangement or obligation, that the same will be promptly paid or performed when due, according to each such extension or renewal, whether at maturity or earlier by reason of acceleration or otherwise. The Guarantor agrees that, as between the Guarantor and Chase, the Guaranteed Obligations may be declared to be due and payable for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against any Borrower and that, in the event of any such declaration (or attempted declaration), the Guaranteed Obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty. The Guarantor further guarantees that all payments made by any Borrower to Chase of any Guaranteed Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, Chase in whole or in part by reason of any bankruptcy, insolvency or similar proceeding instituted by or against such Borrower, this Guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

      Each Guarantor further specifically guarantees to make prompt payment when due of the additional interest ("interest rate differential") payments with respect to the loans, as further described below.

      This is a guaranty of payment and performance and not a guaranty of collection only.

      This Guaranty is enforceable irrespective of the validity, regularity or enforceability of any instrument, writing or arrangement relating to or the subject of a Credit Arrangement or the obligations thereunder and irrespective of any present or future law or order of any government (whether of right or in fact and whether Chase shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any obligation of any Borrower or other obligor or to vary the terms of payment.

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      CONSENTS AND WAIVERS.  The  Guarantor  hereby  consents that from time to time, without notice to or further consent of the Guarantor, the performance or observance by any Borrower of any Credit Arrangement or Guaranteed Obligation may be waived or the time of performance thereof extended by Chase, and payment of any Guaranteed Obligation may be accelerated in accordance with any agreement governing the same, or may be extended, or any Credit Arrangement may be renewed in whole or in part, or the terms of any Credit Arrangement or any part thereof may be changed, including increase or decrease in the rate of interest thereon, or any collateral therefor may be exchanged, surrendered or otherwise dealt with as Chase may determine, or any co-guarantor or any other party liable upon or in respect of any obligation may be released, and any of the acts mentioned in any Credit Arrangement may be done, all without notice to or affecting the liability of the Guarantor hereunder. The Guarantor waives notice of acceptance of this Guaranty and of the creation of any Guaranteed Obligations. The Guarantor hereby waives presentment of any instrument, demand for payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of any such collateral, and any requirement that Chase exhaust any right, power or remedy or proceed against any Borrower under any Credit Arrangement or against any other person under any other guaranty of, or security for, any of the
Guaranteed  Obligations.   The Guarantor  hereby  further  waives  any  defense
whatsoever which might constitute a defense available to, or discharge of, any Borrower or a guarantor. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of Chase or otherwise, to any payment by any Borrower (or out of the property of such Borrower) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by any Borrower to Chase at any time or from time to time, unless the Guaranteed Obligations shall be paid in full.

      FINANCIAL STATEMENTS. Each Guarantor shall furnish to Chase, within 120 days after the end of the Guarantor's fiscal year or at such other times or intervals as Chase may request, audited financial statements showing the Guarantor's financial condition at the end of and for the entire fiscal year. Such statements shall fairly present the financial condition of the Guarantor as at the end of such fiscal year or periods in accordance with generally accepted accounting principles consistently applied.

      RIGHTS CUMULATIVE. The rights, powers and remedies granted to Chase herein shall be cumulative and in addition to any rights, powers and remedies to which Chase may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to Chase in connection with any Credit Arrangement.

      SECURITY.   As  collateral  security  for  the  payment  of  any  and all obligations and liabilities of the Guarantor to Chase, now existing or hereafter arising, the Guarantor grants to Chase a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of the Guarantor now or at any time hereafter held or received by or for or left in the possession or control of Chase or any of its affiliates, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

      REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Guaranty and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of Guarantor's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the Guarantor are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the Guarantor or which may materially adversely affect the financial condition, operations, properties or business of the Guarantor or the ability of the

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Guarantor to perform its
obligation under this Guaranty; and (h) there has been no material adverse change in the financial condition of the Guarantor since the last such financial statements or information.

      COVENANTS. Each Guarantor hereby covenants that: (a) all shares of Home Properties' common stock purchased pursuant to the Program will be registered under the Securities Act of 1933 and freely tradeable on the New York Stock Exchange and can be sold without restriction by Chase, as pledgee, pursuant to each Borrower's Pledge Security Agreement securing his/her loan; (b) during the initial five years of the term of each loan, each Guarantor will pay Chase, in cash on the date interest on each loan is due and payable, an interest rate differential payment on each loan equal to 0.94% per annum on the aggregate principal amount of each loan outstanding; (c) at the end of any fiscal quarter of Home Properties, the aggregate outstanding principal amount of the liabilities of Home Properties, Home Properties L.P. and any entity owned 50% or more by Home Properties or Home Properties L.P. (collectively, the "Related Entities") shall not exceed 60% of the total of (i) the aggregate market value at such time of all outstanding shares ot Home Properties' common stock plus,
(ii) the aggregate market value at such time of all outstanding partnership interests in Home Properties L.P. on an as-converted basis based upon the then-current conversion price of such interests into shares of Home Properties' common stock, plus (iii) the aggregate outstanding principal amount of liabilities of the Related Entities; (d) for any fiscal year of Home Properties, the combined net income of all Related Entities before distributions and non-cash expenses shall be at least 120% of all principal and interest payments due during that fiscal year with respect to the liabilities of the Related Entities. For purposes of the foregoing calculations, the term "liabilities" shall mean the liabilities of the Related Entities as shown on their respective balance sheets and determined in accordance with generally accepted accounting principles consistently applied. Home Properties will provide Chase with reports showing the calculations required by subparagraphs
(c) and (d) above within 15 days following the end of a quarter and within 30 days following a year end.

      DEFAULT. If any of the following events of default shall occur (each an "Event of Default"):

            (a) Either Guarantor shall fail to timely make any interest rate differential payment or shall fail to pay any other amount payable under this Guaranty within five days after demand by Chase;

            (b) any representation or warranty made or deemed made by the Guarantor in this Guaranty or in any other document executed in connection with the loans (this Guaranty and all agreements, instruments or other documents executed by the Guarantor in connection with the loans being the "Facility Documents") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) the Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed, and such failure shall continue for five consecutive days;

            (d) the Guarantor shall fail to pay when due any indebtedness (including but not limited to indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the Guarantor under any agreement relating to such indebtedness;

            (e) the Guarantor: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

            (f) any Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the

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            relevant Guarantor or such Guarantor shall deny it has  any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document;

            (g) any security agreement or other agreement by the Guarantor granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document shall at any time and for any reason cease to create a valid and perfected first priority security interest, lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement, or an event of default shall occur under such agreement;

            (h) the Guarantor shall make or permit to be made any material change in the character, management or direction of its business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), which is not satisfactory to Chase;

            (i)   the Guarantor   shall suffer a material adverse change in its
            business, financial condition, properties or prospects;

            (j) any action, suit, proceeding or investigation against or affecting the Guarantor before any court or governmental agency which involves forfeiture of any assets of the Guarantor shall have been commenced;

            (k) Home Properties ceases paying cash dividends of at least $.42 per share per quarter on or before March 5th, June 5th, September 5th and December 5th each year;

            (l) failure of either Guarantor to provide an audited set of financial statements within 120 days after each year end as required by the terms of this Guaranty, or the failure of Home Properties to provide the required quarterly and annual financial calculations required by the terms of this Guaranty a within 15 days following the end of a quarter or within 30 days following a year end as the case may be, provided that in each such case, the relevant Guarantor shall first have five days to cure such a default after receiving notice from Chase of such default;

THEN, IN ANY SUCH CASE, if Chase shall so elect, in the exercise of its sole discretion, by notice to the Guarantor, Chase may require that Guarantor forthwith pay the unpaid principal amount of any or all of the loans, together with accrued interest; provided that in the case of an event of default under (e) above, all such amounts shall immediately become due and payable without any notice or other action by Chase.

      COSTS. The Guarantor agrees to reimburse Chase on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) in connection with the enforcement of this Guaranty.

      ENTIRE AGREEMENT, AMENDMENT AND WAIVERS. This Guaranty constitutes the entire agreement between the Guarantor and Chase in respect of the subject matter hereof and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing.
No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder. No waiver shall be deemed to be made by Chase of any of its rights hereunder unless the same shall be in writing signed on behalf of Chase, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Chase or the obligations of the Guarantor to Chase in any other respect at any other time.

      SUCCESSORS. This agreement shall be immediately binding upon the Guarantor, and the successors of the Guarantor. Chase may assign this Guaranty or any of its rights and powers hereunder, with all or any of the obligations hereby guaranteed, and may assign and/or deliver to any such assignee any of the security therefor and, in the event of such assignment, the assignee hereof or of such rights and powers and of such security, if any such security be so

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assigned and/or delivered, shall have the same rights and remedies as if originally named herein in place of Chase, and Chase shall be thereafter fully discharged from all responsibility with respect to any such Security so assigned and/or delivered.

      GOVERNING LAW; JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against the undersigned in such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below or to such further address(es) as the undersigned may specify to Chase in writing.

     GUARANTOR WAIVERS.   EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Address for notices:           HOME PROPERTIES OF NEW YORK, INC.

850 Clinton Square             By:  /s/ Nelson B. Leenhouts_

Rochester, NY 14604            Print Name:  Nelson B. Leenhouts

Telecopier No. (716) 546-5433  Title:  President



                               HOME PROPERTIES OF NEW YORK, L.P.

Address for notices:           By:  HOME PROPERTIES OF NEW YORK, INC.
                                     Its General Partner
850 Clinton Square
                               By:  /s/ Nelson B. Leenhouts
Rochester, NY 14604
                               Print Name:  Nelson B. Leenhouts

Telecopier No. (716) 546-5433  Title:  President

STATE  OF               )
                        )  ss:
COUNTY OF               )

On this _____ day of ________________, 199___,  before me
came ______________________________, and ________________________________ to
me known to be the individual(s) described in and who executed the foregoing instrument and __________ duly acknowledged that __________ executed the same.


State of New York)
                 ) ss:
County of Monroe )

      On this 12th day of August, 1996, before me personally came
Nelson B. Leenhouts, to me known, who, being by me duly sworn, did depose and say that he resides in Macedon, NY; that he is President of Home Properties of New York, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                  /s/ Thomas P. Young
                                  -------------------
                                  Thomas P. Young
                                  Notary Public, State of New York
                                  Monroe County
                                  My commission expires 11/30/97


State of New York)
                 ) ss:
County of Monroe )

      On this 12th day of August, 1996, before me came Nelson B. Leenhouts, to me known to be the President of the general partner of the partnership of Home Properties of New York, L.P. and to me known to be the person described in and who executed the foregoing instrument in the partnership name of Home Properties of New York, L.P., and he acknowledges that he executed the same as the act and deed of said partnershp for the uses and purposes therein mentioned.

                                  /s/ Thomas P. Young
                                  -------------------
                                  Thomas P. Young
                                  Notary Public, State of New York
                                  Monroe County
                                  My commission expires 11/30/97